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                                                                  EXHIBIT 4.4.16

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of June 7, 1996 with an effective date of February 29, 1996 ("this Amendment") is entered into by QUORUM HEALTH GROUP, INC., a Delaware corporation, QUORUM, INC., a Delaware corporation, QHG OF OHIO, INC., an Ohio corporation, QHG OF ALABAMA, INC., an Alabama corporation, QUORUM HEALTH RESOURCES, INC., a Delaware corporation, HOSPITAL MANAGEMENT PROFESSIONALS, INC., a Tennessee corporation, NC-DSH, INC., a Nevada corporation, NC-MGH, INC., a Georgia corporation, MIDDLE GEORGIA MOB, INC., a Georgia corporation, NC-CNH, INC., a Georgia corporation, NORTHSIDE MOB, INC., a Georgia corporation, NORTHSIDE VL, INC., a Georgia corporation, QHG OF GADSDEN, INC., an Alabama corporation, QHG OF NEBRASKA, INC., a Nebraska corporation, QHP OF MIDLANDS, INC., a Nebraska corporation, MIDLANDS MEDICAL ASSOCIATES, L.P., a Nebraska limited partnership, QHG OF SOUTH CAROLINA, INC., a South Carolina corporation, QHG OF INDIANA, INC., an Indiana corporation, IOM HEALTH SYSTEM, L.P., an Indiana limited partnership, QHG OF ENTERPRISE, INC., an Alabama corporation, NC-SCHI, INC., a Georgia corporation, QUORUM HEALTH GROUP OF VICKSBURG, INC., a Tennessee corporation, QHG OF JACKSONVILLE, INC., an Alabama corporation, and QHG OF SPARTANBURG, INC., a South Carolina corporation (collectively referred to as the "Borrowers"), AMSOUTH BANK OF ALABAMA, an Alabama banking corporation, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, CITICORP USA, INC., a Delaware corporation, SUNTRUST BANK, NASHVILLE, N.A., a national banking association, THE BANK OF NOVA SCOTIA, a Canadian chartered bank, MELLON BANK, N.A., a national banking association, NATIONAL CITY BANK, KENTUCKY, a national banking association, CORESTATES BANK, N.A., a national banking association, FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, a national banking association, PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, FLEET NATIONAL BANK, a national banking association (successor by merger to Shawmut Bank Connecticut, N.A.), FIRST AMERICAN NATIONAL BANK, a national banking association (collectively, the "Lenders"), and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation, as Agent for the Lenders (the "Agent").

                                    RECITALS

         A. The Borrowers, the Lenders and the Agent have entered into a Credit Agreement dated as of May 22, 1995 (the "Credit Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings attributed thereto in the Credit Agreement.

         B. The Borrowers, the Lenders and the Agent wish to amend the Credit Agreement as hereinafter set forth.
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                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual obligations and covenants contained herein, the Borrowers, the Lenders and the Agent hereby agree as follows:

         1. NC-MGH, Inc., a Georgia corporation, was listed in the preamble to the Credit Agreement but was inadvertently omitted as a signatory to the Credit Agreement although it executed each of the other Credit Documents to which it was a party. Accordingly, NC-MGH, Inc. hereby acknowledges that it is a "Borrower" under the Credit Agreement and is bound by all the terms, conditions, covenants, representations and warranties of the Credit Agreement as if it had originally signed the Credit Agreement or in the alternative, executed an Assumption Agreement.

         2. The last paragraph in the definition of "Availability Fee Rate" is hereby amended to read, in its entirety, as follows:

         The ratio used to compute the Availability Fee Rate shall be the ratio of Debt to twice EBITDA for the immediately preceding six (6) months set forth in the Margin Certificate or Compliance Certificate most recently delivered by Quorum to the Agent pursuant to Section 6.03(3) or (4); changes in the Availability Fee Rate resulting from a change in the ratio of Debt to twice EBITDA for the immediately preceding six
         (6) months shall become effective on the thirtieth day after the end of the calendar month in which such change in the applicable Availability Fee Rate occurred, based on the applicable Availability Fee Rate as of the end of such calendar month. Any such change in Availability Fee Rate shall be effective without notice to the Borrowers and without any further action by the Agent or the Lenders.

         3. Mary Black Health Systems, LLC, a Delaware limited liability company ("Mary Black"), and its subsidiaries and affiliates existing as of the date the acquisition of the Mary Black Hospital is closed and ParkView Medical Corp., a Mississippi corporation ("ParkView") and its to-be-acquired subsidiary, The Vicksburg Clinic, P.A., a Mississippi professional association, shall be deemed "Excluded Entities" under the Credit Agreement.

         4. The Lenders and the Agent hereby require that, as security for the Credit Obligations, within thirty days after the execution of this Amendment, (i) Quorum Health Group of Vicksburg, Inc. will pledge all of its interests in ParkView to the Agent and (ii) QHG of Spartanburg, Inc. will pledge all of its interests in Mary Black to the Agent and take such other action as is required under Section 2.09 of the Credit Agreement with respect to such collateral.

         5. The parties hereto hereby acknowledge that pursuant to Section 6.09(10) of the Credit Agreement, on May 24, 1996 approximately 3.8 acres of real property having a fair market value of $1,550,000 and subject to the Mortgage dated October 31, 1995 executed by QHG of Indiana, Inc. and assumed by IOM Health System, L.P., were released from such Mortgage and substituted in lieu thereof was a parcel of real property owned by IOM Health System, L.P., located in Ft. Wayne,


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         Indiana having a fair market value of $1,550,000 and which is subject to the Mortgage referenced above.

         6. As of April 30, 1996, the parties hereto agree and acknowledge that the Partnership Liabilities of Midlands Medical Associates, L.P. are $9,008,863.

         7. The hand delivery address, mailing address and facsimile transmission number for each of the Borrowers is as follows:

         103 Continental Place
         Brentwood, Tennessee 37027
         (615) 371-4788

         8. The following new definition is hereby added to Article I of the Credit Agreement and shall read as follows:

         "1995 Indenture" shall mean the Indenture dated as of November 1, 1995 between Quorum and United States Trust Company of New York, as trustee, pursuant to which the 1995 Senior Subordinated Notes were issued.

         9. The following new definition is hereby added to Article I of the Credit Agreement and shall read as follows:

         "1995 Senior Subordinated Notes" shall mean Quorum's $150,000,000 8 3/4% Senior Subordinated Notes due November 1, 2005 issued by Quorum under the 1995 Indenture.

         10. The defined term "Subordinated Debt" contained in Article I of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "Subordinated Debt" shall mean Debt of the Borrowers (including the Debt evidenced by the Senior Subordinated Notes, 1995 Senior Subordinated Notes and the Flowers Note) that is subordinated to the Credit Obligations on terms approved by the Required Lenders.

         11. Section 4.20 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         SECTION 4.20. LOANS CONSTITUTE SENIOR DEBT. The Loans constitute and will constitute "Senior Debt" as defined in the Indenture and the 1995 Indenture.

         12. Section 6.18 and Section 6.19 of the Credit Agreement are hereby amended to read, in their entirety, as follows:





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                 SECTION 6.18.  MODIFICATION OF SUBORDINATED DEBT DOCUMENTS.
                 Quorum will not cause or permit the Indenture, the 1995 Indenture, the Senior Subordinated Notes, the 1995 Senior Subordinated Notes or the Flowers Note to be modified, directly or indirectly, in any manner that (a) would accelerate the stated maturity of any principal or interest due thereunder or (b) might terminate or impair the subordination of the Senior Subordinated Notes, the 1995 Senior Subordinated Notes or the Flowers Note to the Credit Obligations.

                 SECTION 6.19. NON-SCHEDULED PAYMENT OF SUBORDINATED DEBT, ETC. Quorum will not (a) give any notice of election to redeem the Senior Subordinated Notes, the 1995 Senior Subordinated Notes or any thereof, or take other action to redeem any of the same; (b) take any action to defease (i) the Senior Subordinated Notes under Article Thirteen of the Indenture or otherwise and (ii) the 1995 Senior Subordinated Notes under Article Thirteen of the 1995 Indenture or otherwise; (c) otherwise make or permit to be made any "Securities Payment" as defined in the Indenture and the 1995 Indenture, as the case may be, other than payments of the principal of and interest on the Senior Subordinated Notes and the 1995 Senior Subordinated Notes, as the case may be, at the "Stated Maturity" of such payments, as defined in the Indenture and the 1995 Indenture, as the case may be; or (d) make or permit to be made any payment (other than regularly scheduled payments of principal and interest) on account of, or repurchase, redeem or otherwise retire (whether at the option of the holder or otherwise) with respect to any Subordinated Debt (other than the Flowers Note).

         13. Section 6.09(10)(c) of the Credit Agreement is hereby amended to read, in its entirety as follows:

                 (c) The Consolidated Entity acquiring a Facility or Facilities in the swap or exchange must be, or become contemporaneously with the consummation of such swap or exchange, a Borrower; provided, however, this condition shall not apply so long as Section 10.15 of the Indenture or Section 1014 of the 1995 Indenture prohibits the disposition of assets otherwise than for cash.

         14. Section 7.01(g) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

                 (g) an event of default, as therein defined, shall occur under any of the other Loan Documents, the Indenture, the 1995 Indenture or the Flowers Note; or

         15. From time to time, the Borrowers will extend credit to Consolidated Entities, which may or may not be Borrowers (an "Intercompany Borrower") and evidence such extension of credit with one or more promissory notes (the "Intercompany Loans"); provided, however, no such





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extension of credit may be made by a Borrower to a Consolidated Entity that is not a Borrower unless it is evidenced by one or more promissory notes. The Intercompany Loans may or may not be secured by collateral of such Intercompany Borrower. All instruments evidencing the Intercompany Loans and all collateral securing the Intercompany Loans shall be pledged to the Agent on behalf of itself and the Lenders. In the event an Intercompany Loan is made, the following provisions shall apply:

                 (a) The Intercompany Loan shall not be included in the term "Liabilities" for purposes of Section 6.02(a) of the Credit Agreement.

                 (b) The Intercompany Loan shall not constitute Debt for purposes of Section 6.09(6) of the Credit Agreement.

                 (c) The provisions of Section 6.09(8) shall not apply to the Intercompany Loans.

                 (d) Any Liens in favor of the Borrowers created by the Intercompany Loans shall constitute a Permitted Encumbrance.

                 (e) The provisions of Section 6.16 of the Credit Agreement shall not apply to any Liens on accounts receivable or promissory notes of the Intercompany Borrower securing the Intercompany Loans.

                 (f) The provisions of Section 7.01(f) of the Credit Agreement shall not apply to the Intercompany Loans.

         16. The provisions of Section 6.09(12) of the Credit Agreement shall not apply to restrictions on the ability of Excluded Entities that are not wholly-owned by Quorum to make dividends or distributions.

         17. The parties hereto consent and agree to QHG of Spartanburg, Inc. making a capital investment in Mary Black in an amount not to exceed $80,000,000 and providing for a revolving credit facility not to exceed $5,000,000. The total capital investment by QHG of Spartanburg, Inc. (which amount shall not exceed $80,000,000) in Mary Black shall not be counted against the aggregate overall limitation for capital investments of $35,000,000 set forth in Section 6.09(8) of the Credit Agreement.

         18. Notwithstanding the execution of this Amendment, all of the indebtedness evidenced by the Notes shall remain in full force and effect, and all of the collateral described in the Security Documents shall remain subject to the liens, security interests and assignments of the Security Documents as security for the indebtedness evidenced by the Notes and all other indebtedness described therein; and nothing contained in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Notes or to release, satisfy, discharge, terminate or otherwise affect or impair in any manner whatsoever (a) the validity or enforceability of the indebtedness evidenced by the Notes; (b) the liens, security interests, assignments and conveyances




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effected by the Security Documents, or the priority thereof; (c) the liability of any maker, endorser, surety, guarantor or other person that may now or hereafter be liable under or on account of the Notes or the Security Documents; or (d) any other security or instrument now or hereafter held by the Agent as security for or as evidence of any of the above-described indebtedness.

         19. All references in the Loan Documents to "Credit Agreement" shall refer to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may be further amended from time to time.

         20. The Borrowers hereby represent and warrant to the Lenders and the Agent that all representations and warranties contained in the Credit Agreement are true and correct as of the date hereof (except representations and warranties that are expressly limited to an earlier date); and the Borrowers hereby certify that no Event of Default nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

         21. Except as hereby amended, the Credit Agreement shall remain in full force and effect as written. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. The covenants and agreements contained in this Amendment shall apply to and inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         22. This Amendment shall be governed by the laws of the State of Alabama.

         23.     This Amendment shall be effective as of February 29, 1996.





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         IN WITNESS WHEREOF, each of the Borrowers, the Lenders and the Agent has caused this Amendment to be executed and delivered by its duly authorized corporate officer as of the day and year first above written.



                           QUORUM HEALTH GROUP, INC.

                           By:
                                -----------------------------------------------
                                Its:
                                    -------------------------------------------


                           QUORUM, INC., QHG OF OHIO, INC., QHG OF
                           ALABAMA, INC., QUORUM HEALTH
                           RESOURCES, INC., HOSPITAL
                           MANAGEMENT PROFESSIONALS, INC.,
                           NC-DSH, INC., NC-MGH, INC., MIDDLE
                           GEORGIA MOB, INC., NC-CNH, INC.,
                           NORTHSIDE MOB, INC., NORTHSIDE VL,
                           INC., QHG OF GADSDEN, INC., QHG OF
                           NEBRASKA, INC., QHP OF MIDLANDS, INC.,
                           QHG OF SOUTH CAROLINA, INC., QHG OF
                           INDIANA, INC., QHG OF ENTERPRISE, INC.,
                           NC-SCHI, INC., QUORUM HEALTH GROUP
                           OF VICKSBURG, INC., QHG OF
                           JACKSONVILLE, INC., and QHG OF
                           SPARTANBURG, INC.

                           By:
                                -----------------------------------------------
                                as Vice President for each of the corporations referenced above


                           MIDLANDS MEDICAL ASSOCIATES, L.P.

                           By:  QHG of Nebraska, Inc., its General Partner

                                By:
                                      -----------------------------------------
                                      Its:
                                           ------------------------------------

                           IOM HEALTH SYSTEM, L.P.

                           By:  QHG of Indiana, Inc., its General Partner

                                By:
                                      -----------------------------------------
                                Its:
                                      -----------------------------------------





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                                        AMSOUTH BANK OF ALABAMA


                                        By:
                                            ---------------------------------
                                            Its Vice President





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                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA


                                        By:
                                             --------------------------------
                                        Its:
                                             --------------------------------




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                                        CITICORP USA, INC.


                                        By:
                                             ---------------------------------
                                        Its:
                                             ---------------------------------




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                                        SUNTRUST BANK, NASHVILLE, N.A.


                                        By:
                                             --------------------------------
                                        Its:
                                             --------------------------------





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                                        THE BANK OF NOVA SCOTIA


                                        By:
                                            ----------------------------------
                                        Its:
                                            ----------------------------------





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                                        MELLON BANK, N.A.


                                        By:
                                            ----------------------------------
                                            Its:
                                                 -----------------------------





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                                        NATIONAL CITY BANK, KENTUCKY


                                        By:
                                           ----------------------------------
                                           Its:
                                               ------------------------------




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                                        CORESTATES BANK, N.A.


                                        By:
                                           ---------------------------------
                                           Its:
                                               -----------------------------



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                                        FIRST TENNESSEE BANK, NATIONAL
                                        ASSOCIATION


                                        By:
                                           -----------------------------------
                                           Its:
                                               -------------------------------




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                                        PNC BANK, KENTUCKY, INC.


                                        By:
                                           ---------------------------------
                                           Its:
                                               -----------------------------






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                                        FLEET NATIONAL BANK


                                        By:
                                           ----------------------------------
                                           Its:
                                               ------------------------------




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                                        FIRST AMERICAN NATIONAL BANK


                                        By:
                                            -------------------------------
                                           Its:
                                                ---------------------------




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                                        AMSOUTH BANK OF ALABAMA, as Agent


                                        By:
                                           ---------------------------------
                                           Its:
                                               -----------------------------




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